Exhibit 4.1




                           MPOWER HOLDING CORPORATION


                             2002 STOCK OPTION PLAN

     1. Purpose and Effect of the Plan. This Stock Option Plan (the "Plan") is intended to promote the interests of Mpower Holding Corporation, a Delaware corporation (the "Company") and its owners by encouraging certain selected key employees (including officers of the Company), consultants and Board of Directors members who will be responsible for the future growth and continued development of the Company to own, and to increase their ownership of, the Company's Shares thereby giving them, as owners, an increased personal interest in, and a greater concern for, the Company's success and progress. The Plan is also intended to aid the Company in competing with other enterprises for the services of new executives and key employees needed to help insure continued development.

     2. Name. The Plan shall be known as "Mpower Holding Corporation 2002 Stock Option Plan."

     3. Definition of Terms. In addition to words and terms that may be defined elsewhere in the Plan, the following words and terms as used in the Plan shall have the following meanings unless the context or use fairly indicates another or different meaning or intent, which definitions shall be equally applicable to both the singular and plural forms of such words and terms.

          A. "Board" shall mean the Board of Directors of the Company.

          B. "Change of Control" shall mean:


     (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;


     (b) The sale, transfer or other disposition of all or substantially all of the Company's assets;


     (c) A change in the composition of the Board, as a result of which one-third or more of the incumbent directors are not directors who either
(i) had been directors of the Company on the date 24 months prior to the date of the event that may constitute a Change in Control (the "original directors") or
(ii) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or


     (d) Any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then




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outstanding voting securities. For purposes of this Subsection (d), the term
"person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.


A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          C. "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          D. "Committee" shall have the meaning set forth in Item 5 hereof.

          E. "Common Stock" shall mean the common stock of the Company, $0.001 par value per share.

          F. "Employee" shall mean any employee of the Company, including officers or directors of the Company who are employees of the Company.

          G. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          H. "Fair Market Value" shall mean the fair market value of a share of Common Stock on a particular date determined as follows. In the event the Company's Common Stock is listed on an established stock exchange, Fair Market Value shall be deemed to be the closing price of the Company's Common Stock on such stock exchange on such date or, if no sale of the Company's Common Stock shall have been made on any stock exchange on that day, the Fair Market Value shall be determined as such price for the next preceding day upon which a sale shall have occurred. In the event the Company's Common Stock is not listed upon an established exchange but is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value shall be deemed to be the closing sale price (if included in the national market list) or the mean between the closing dealer "bid" and "asked" prices for the Company's Common Stock as quoted on NASDAQ for such date, and if no closing sale price or "bid" and "asked" prices are quoted for that day, the Fair Market Value shall be determined by reference to such prices on the next preceding day on which such prices are quoted. In the event the Company's said Common Stock is neither listed on an established stock exchange nor quoted on NASDAQ, the Fair Market Value on such date shall be determined by the Committee.

          I. "ISO" shall mean any Option under this Plan which is intended to be an incentive stock option under Code Section 422.

          J. "Non-Employee Director" shall have the meaning given that term by Rule 16b-3 promulgated under the Exchange Act.


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          K. "Non-Employees" shall mean any consultant of the Company or director of the Company who is not an employee of the Company.

          L. "NQSO" shall mean any Option granted under this Plan which is not intended to qualify as an incentive stock option under Code Section 422.

          M. "Option" shall mean a stock option, whether an ISO or NQSO, granted under the Plan.

          N. "Option Price" shall mean the purchase price of a Share of Common Stock under an Option.

          O. "Participant" shall mean an Employee or Non-Employee to whom an Option is granted under the Plan.

          P. "Parent" shall mean any corporation which at the time qualifies as a parent of the Company under the definition of "parent corporation" contained in Code Section 424(c).

          Q. "SEC" shall mean the Securities and Exchange Commission.

          R. "Shares" shall represent the shares of Common Stock in the Company that may be acquired by exercise of Options hereunder.

          S. "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" contained in Code Section 424(f).

     4. Characterization of Options. Options granted in accordance with the terms hereof within the limits prescribed by Item 9A(iv) hereof and which are specified in the option agreement as intended to be incentive stock options, are to be incentive stock options as provided in Code Section 422. All other Options granted hereunder shall be nonqualified options as provided in Code Section 83.

     5. Administration. The Plan shall be administered by a Stock Option Committee (the "Committee") consisting of not less than two members all of whom shall be Non-Employee Directors.

          A. The Committee shall be appointed by the Board from its membership. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by the Board.

          B. The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make such other determinations and take such other action as it deems necessary or desirable for the administration of the Plan and the protection of the Company except as otherwise reserved to the Board or the stockholders of the Company. Without limiting the generality of the foregoing, the Committee, in its discretion, may treat all or any part of any period during which a Participant is

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on military duty or on an approved leave of absence from the Company as a period of employment of such Participant by the Company for purposes of accrual of his rights under his Option. In addition, the Committee shall have the specific authority to grant Options with different terms to different Participants and shall further have the specific authority to require a minimum holding period between the grant and exercise of any Option, to determine that the Options granted to a Participant may be exercised only in installments, to accelerate the vesting of any Option and to specify such conditions precedent to the exercise of any Option as the Committee may deem advisable. The Committee may at any time, with the consent of the Participant, at its sole discretion, cancel any Option and issue to the Participant a new Option for any equivalent or lesser number of Shares, and at a lesser Option Price. Any interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

          C. No member of the Committee shall be liable for any action taken or omitted or determination made in good faith with respect to the Plan or any Option granted under the Plan.

     6. Shares Subject to Plan. Options may be granted by the Company from time to time to purchase an aggregate of 7,222,222 Shares subject to adjustment as provided in Item 11 below. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued Shares or Shares repurchased by the Company. If any Option granted under the Plan shall terminate, expire or, with the consent of the Participant, be canceled as to any Shares, new Options may thereafter be granted covering any such Shares. The Options granted to a Participant in any single fiscal year shall not cover more than the total number of Shares available for grant under the Plan, subject to adjustment as provided in Item 11 below.

     7. Eligibility. Options may be granted to those Employees and Non-Employees of the Company selected by the Committee in its sole discretion from time to time who have and exercise key management functions for the Company or who discharge other responsibilities important to the success of the Company. Notwithstanding anything to the contrary in this Plan, Options may be granted to a director who is a member of the Committee if otherwise exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3, SEC interpretations thereof or any subsequently promulgated rule or regulation. The granting of an Option to any Participant shall neither entitle such Participant to, nor disqualify such Participant from participation in any future Option grants.

     8. Grant of Options. The Committee shall have the authority, subject to the terms of the Plan, to: (a) determine and designate from time to time those key employees (including officers), consultants and directors to whom Options are to be granted; (b) determine the number of Shares subject to each Option; (c) determine the duration of the exercise period for any Option; (d) determine that the Options granted to a Participant may be exercised only in installments; and
(e) specify such other terms and conditions of each Option as the Committee in its sole discretion deems advisable. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee.

     9. Terms and Conditions of Options. Each Option shall be evidenced by an Option Agreement which shall contain such terms and conditions consistent with the provisions

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of the Plan as may be approved by the Committee and shall be signed by an officer of the Company and the Participant. Each Option granted under the Plan shall be subject to such terms and conditions as follows:

          A. Terms of ISO's. ISO's granted hereunder shall be subject to the terms and conditions contained in subparagraphs (i)-(viii) below and to such other terms and conditions as the Committee may deem appropriate; provided, however, that no Option that is intended to qualify as an ISO shall be subject to any condition that is inconsistent with the provisions of Code Section 422(b).

               (i) Option Period. Each ISO Option Agreement shall specify the period during which the ISO thereunder is exercisable (which shall not exceed ten years from the date of grant) and shall provide that the ISO shall expire at the end of such period.

               (ii) Option Price. The Option Price per share shall be determined by the Committee at the time any ISO is granted and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date that the ISO is granted. Such price shall be subject to adjustment as provided in Item 11.

               (iii) Ten Percent Stockholders. ISO's shall not be granted to any Employee who, immediately before the ISO is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary; provided, however, that this prohibition shall not apply if at the time such ISO is granted the Option Price is at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock and such ISO is not exercisable after the expiration of five (5) years from the date such ISO is granted.

               (iv) Limit on Incentive Stock Options. To the extent the aggregate Fair Market Value of the shares (valued at the time of grant in accordance with subparagraph (ii) above) with respect to which ISO's (determined without regard to this subparagraph (iv)) are exercisable for the first time by any individual during any calendar year (under all incentive stock option plans of the Company and any Parent and Subsidiary) exceeds $100,000, such ISO's in excess of $100,000 shall be treated as Options which are NQSO's. This subparagraph (iv) shall be applied by taking ISO's into account in the order in which they were granted.

               (v) Termination of Employment other than as a Result of Death or Disability. An ISO of any Participant who shall cease to be an Employee other than as a result of his death or disability (as defined in (vi) below) shall be exercisable only to the extent exercisable on the date of termination of employment and must be exercised on or before the option expiration date specified in the Option Agreement but in no event later than the date that is three (3) months following the date of termination of employment. To the extent any


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          ISO is not exercisable on the date of termination of employment, such
          ISO shall terminate on the date of termination of employment. To the extent any ISO is not exercised within the time period provided, such ISO shall terminate as of the date of expiration of such time period. Nothing in the Plan shall be construed as imposing any obligation on the Company to continue the employment of any Participant or shall interfere or restrict in any way the rights of the Company to discharge any Employee at any time for any reason whatsoever, with or without cause.

               (vi) Termination of Employment as a Result of Death or Disability. In the event of the death or disability of the Participant while in the employ of the Company, the personal representative of the Participant (in the event of his death) or the Participant (in the event of his disability) may, subject to the provisions hereof and before the date (the "Option Termination Date") specified in the ISO Option Agreement, which date is not later than the earlier of the ISO's expiration date or the expiration of one (1) year after the date of such death or disability, exercise the ISO granted to such Participant to the same extent the Participant might have exercised such ISO on the date of his death or disability, but, unless otherwise provided in the ISO Option Agreement, not further or otherwise. To the extent any ISO is not, and does not in accordance with the terms of the Option Agreement become, exercisable as of the date of the death or disability of Participant, such ISO shall terminate on the date of death or disability. To the extent any ISO is not exercised within the time period provided, such ISO shall terminate as of the date of expiration of such time period. Fur purposes of this subparagraph
          (vi), a Participant shall be considered to be subject to a disability when such Participant is disabled within the meaning of Code Section 22(e)(3), and the date of any such disability shall be deemed to be the date following the last day the Participant performed services for the Company.

               (vii) Period to Exercise Option. Any ISO granted hereunder may, prior to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of shares with respect to which it shall have then become exercisable. An ISO granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the Committee grants an ISO or ISO's exercisable in more than one installment, and if the employment of a Participant holding such ISO is terminated, then unless the ISO Option Agreement provides otherwise, the ISO shall be exercisable in accordance with the terms of subparagraph (v) or (vi) only as to such number of shares as to which the Participant had the right to exercise the ISO on the date of termination of employment.

               (viii) Non-Employees. No ISO may be granted to any person who is a Non-Employee.

          B. Terms of NQSO's. NQSO's granted hereunder shall be subject to the terms and conditions contained in subparagraphs (i)-(iii) below and to such other terms and conditions as the Committee may deem appropriate.


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               (i) Option Period. Each NQSO Option Agreement shall specify the period during which the Option thereunder is exercisable (which shall not exceed ten years from the date of grant) and shall provide that the NQSO shall expire at the end of such period.

               (ii) Option Price. The Option Price per Share shall be determined by the Committee at the time any NQSO is granted. Such price shall be subject to adjustments as provided in Item 11.

               (iii) Period to Exercise Option. Any NQSO granted hereunder may, prior to its expiration or termination, be exercised from time to time, in whole or in part, up to the total number of Shares with respect to which it shall have then become exercisable. An NQSO granted hereunder may become exercisable in installments as determined by the Committee; provided, however, that if the Committee grants an Option exercisable in more than one installment, and if the employment of an Employee-Participant holding such Option is terminated, then unless the Option Agreement provides otherwise, the Option shall be exercisable only as to such number of Shares as to which the Participant had the right to exercise the Option on the date of termination of employment.

               (iv) Restrictions on Grants to Non-Employee Directors. Any NQSO granted hereunder to a Non-Employee Director shall provide that the Shares received upon exercise of the Option may not be disposed of before the first day following the six month anniversary of the date the Option was granted.

     10. Exercise of Option. The exercise of any Option under the Plan shall be subject to the provisions of Paragraphs A, B and C below.

          A. Method of Exercising Option. Any Option granted hereunder or any portion thereof (in whole Shares only) may be exercised by the Participant by
(i) delivering to the Company at its main office (attention its Secretary, Assistant Secretary or Chief Financial Officer) written notice which shall set forth the Participant's election to exercise a portion or all of his Option, the number of Shares with respect to which the Option rights are being exercised, and such other representations and agreements as may be required by the Company to comply with applicable securities laws and loan agreements to which the Company is a party, and (ii) paying in full the Option Price of the Shares purchased. Upon receipt of such notice and payment, the Company shall issue and deliver to the Participant a certificate for the number of Shares with respect to which Options were so exercised. In the Option Agreement, the Committee may require the exercise of Options by any Participant to comply with the requirements of the SEC.

          B. Payment of Option Price. The Option Price of the Shares as to which an Option is exercised shall be paid in full to the Company at the time of exercise. The payment may be made either in cash or its equivalent or, where permitted by law and approved by the Committee in its sole discretion: (i) by delivery of a promissory note on terms and conditions acceptable to the Committee; (ii) by cancellation of indebtedness of the Company to the Participant; (iii) by surrender of shares of Common Stock of the Company having a Fair Market

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

Value equal to the exercise price of the Option; (iv) by instructing the Company to withhold shares otherwise issuable pursuant to an exercise of an Option having a Fair Market Value equal to the exercise price of the Option (including withheld shares); (v) by waiver of compensation due or accrued to the Participant for services rendered; or (vi) by any other means approved by the Committee. Participants who are not Employees shall not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares so purchased.


          Notwithstanding anything to the contrary above, the Committee, in its discretion, may suspend or terminate the right of participants to pay in a form other than cash should the Committee deem such action to be in the best interests of the Company.

          C. Withholding Taxes. The Company may, in its discretion, require a Participant to pay to the Company at the time of exercise the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise. Where the exercise of an Option does not give rise to an obligation to withhold federal income taxes on the date of exercise, the Company may, in its discretion, require a Participant to place Shares purchased under the Option in escrow for the benefit of the Company until such time as federal income tax withholding is required on amounts included in the gross income of the Participant as a result of the exercise of an Option or the disposition of Shares acquired pursuant thereto. At such time, the Company, in its discretion, may require the Participant to pay to the Company the amount that the Company deems necessary to satisfy its obligation to withhold federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of Shares, in which case the Shares will be released from escrow to the Participant.

          D. No Fractional Shares. Notwithstanding anything herein to the contrary, no fractional Shares may be issued under the Plan.

          11. Capital Adjustments. The number and price of Shares covered by each Option, the number of Shares that become exercisable at any one time and the total number of Shares that may be optioned and sold under the Plan shall be proportionately adjusted to reflect any Share dividend, Share split or Share combination or any recapitalization of the Company. No Option granted pursuant to this Plan which was intended to be an incentive stock option at the time of grant shall be adjusted in a manner that causes the Option to fail to qualify as an incentive stock option within the meaning of Code Section 422. Except as expressly provided in this Item 11, the Participant shall have no rights by reason of any change in the Shares of the Company. The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Committee shall have the sole discretion to make all interpretations and terminations required under this Item to the extent it deems equitable and appropriate.

          12. Effect of Change of Control. Every Option granted under this Plan shall become immediately exercisable as to all of the Common Shares subject to such Option upon the first to


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occur of: (a) a Change of Control with respect to the Company, or (b) approval by the stockholders of the Company of a transaction which would constitute a Change of Control.

     13. Company's Right to Redeem Options. Any provision of this Plan to the contrary notwithstanding, in the event the Company is a party to an agreement to sell all or substantially all of its assets, a merger or other reorganization, all outstanding Options shall be subject to the agreement of sale, merger or reorganization which may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its Parent, for their continuation by the Company (if it is the surviving corporation), for accelerated termination and redemption of Options in stock or cash, or for other arrangements which provide the Participant with a per share economic benefit at least equal to the difference between the fair market value (as reasonably determined by the Board) of the consideration received for each Share in the transaction and the Option Price.

     14. Reservation of Shares. The Company, during the term of any Options granted hereunder, will at all times reserve and keep available, and will seek to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Options granted under the Plan. If, in the opinion of the Company's counsel, the issuance or sale of any Shares hereunder shall not be lawful for any reason, including the inability of the Company to obtain from any regulatory body having jurisdiction authority deemed by such counsel to be necessary for such issuance or sale, the Company shall not be obligated to issue or sell any such Shares.

     15. Securities Laws. Upon the exercise of an Option at a time when there is not in effect under the Securities Act of 1933, as amended (the "Act"), a current registration statement relating to the Shares to be received upon such exercise, the Participant shall represent and warrant in writing to the Company that the Shares purchased are being acquired for investment and not with a view to the distribution thereof and shall agree to the imposition of a legend on the certificate or certificates representing said Shares in substantially the following form and such other restrictive legends as are required or advisable under the provision of any applicable laws:


                This share certificate and the Shares represented hereby have not been registered under the Securities Act of 1933, as amended (the "Act"), nor under the securities laws of any state and shall not be transferred at any time in the absence of (i) an effective registration statement under the Act and any other applicable state law with respect to such Shares at such time; or (ii) an opinion of counsel satisfactory to the Company and its counsel to the effect that such transfer at such time will not violate the Act or any applicable state securities laws; or
                (iii) a "no action" letter from the Securities and Exchange Commission and a comparable ruling from any applicable state agency with respect to such state's securities laws.


     No Shares shall be issued or sold upon the exercise of any Option unless and until (i) the full amount of the purchase price has been paid as provided in
Item 10 hereof and (ii) the then applicable requirements of the Act, the applicable securities laws of any other jurisdiction,

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as any of the same may be amended, the rules and regulations of the SEC and any other regulations of any securities exchange on which the Shares may be listed shall have been fully complied with and satisfied.

     16. Transferability and Options. No Option shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any distributee by will or by the laws of descent and distribution shall be bound by the provisions of the Plan. During the life of a Participant, the Option shall be exercisable only by such Participant. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of an Option and any levy, execution, attachment or similar process on an Option shall be null and void.

     17. No Rights as Stockholders. A Participant shall not have any rights as a stockholder with respect to any Shares covered by any Option granted hereunder until the issuance of a certificate for such Shares. No adjustment shall be made on the issuance of a share certificate to a Participant as to any distributions or other rights for which the record date occurred prior to the date of issuance of such certificate.

     18. Indemnification and Exculpation. Each person who is or shall have been a member of the Management Committee or of the Committee shall be indemnified and held harmless by the Company against and from any and all loss, costs, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof (with the Company's written approval) or paid by him in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of his lack of good faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against him, he shall in writing give the Company an opportunity, at its expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify him or hold him harmless. Each member of the Board or of the Committee and each officer and employee of the Company shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than himself. In no event shall any person who is or shall have been a member of the Board or of the Committee, or an officer or employee of the Company, be held liable for any determination made, or other action taken, or any omission to act in reliance upon any such information as referred to in the preceding sentence, or for any action (including the furnishing of information) taken, or any omission to act, when any such determination, action or omission is made in good faith.

     19. Use of Proceeds. Proceeds from the sale of Shares pursuant to Options granted under the Plan shall constitute general funds of the Company.

     20. Amendment and Discontinuance. The Board of the Company may terminate or amend the Plan in any respect at any time, except that no action of the Board may alter or impair a Participant's rights under any outstanding Option without his consent and, without the prior approval of a majority interest of the stockholders: (i) the total number of shares that may be


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optioned and sold under the Plan may not be increased (except by adjustment pursuant to Item 11); (ii) the expiration date of the Plan may not be extended;
(iii) the class or persons eligible to participate in the Plan may not be changed; (iv) the benefits accruing to the Participants under the Plan may not be materially increased; and (v) the requirements for eligibility to participate in the Plan may not be materially modified.

     21. Term of Plan. The Plan shall be effective as of the date of the adoption of the Plan by the Board and stockholders of the Company and shall expire on August ___, 2012, unless sooner terminated as provided in Item 20 hereof.

     22. General. Except as the same may be governed by the Code and any applicable federal securities laws, the Plan and any Options granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware. The granting of an Option shall impose no obligation upon the Participant to exercise such Option. As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context or use shall fairly require a different construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not affect the validity, meaning or enforceability of any provision of the Plan. All references herein to "Item" or "paragraph" shall mean the appropriately numbered Item or paragraph of the Plan except where reference is made to the Code or any other specified law or instrument.





AS APPROVED BY THE BOARD OF DIRECTORS OF THE COMPANY ON AUGUST _____, 2002.




















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